EXPENSE LIMITATION AGREEMENT

                              PILGRIM MUTUAL FUNDS


         EXPENSE LIMITATION AGREEMENT, effective as of May 21, 1999 by and between Pilgrim Investments, Inc. (the "Investment Manager"), Nicholas-Applegate Capital Management (the "Portfolio Manager") and Pilgrim Mutual Funds (the "Trust"), on behalf of each series of the Trust set forth in SCHEDULE A (each a "Fund," and collectively, the "Funds").

         WHEREAS, the Trust is a Delaware business trust, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company of the series type, and each Fund is a series of the Trust; and

         WHEREAS, the Trust and the Investment Manager have entered into an Investment Management Agreement dated _____________, 1999 ("Management Agreement"), pursuant to which the Investment Manager provides investment management services to each Fund for compensation based on the value of the average daily net assets of each such Fund; and

         WHEREAS, the Investment Manager and the Portfolio Manager have entered into a Portfolio Management Agreement dated ____________, 1999, pursuant to which the Portfolio Manager provides investment advisory services to each Fund identified in SCHEDULE B (the "Sub-Advised Funds") for compensation based on the value of the average daily net assets of each such Sub-Advised Fund; and

         WHEREAS, the Trust, the Investment Manager and the Portfolio Manager have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund may normally be subject;

         NOW THEREFORE, the parties hereto agree as follows:

1. EXPENSE LIMITATION.

         1.1. APPLICABLE EXPENSE LIMIT. To the extent that the ordinary operating expenses incurred by a class of a Fund in any fiscal year, including but not limited to investment management fees of the Investment Manager, but excluding interest, taxes, brokerage commissions, other investment-related costs, extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of such Fund's business, and expenses of any counsel or other persons or services retained by the Trust's trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Investment Manager ("Fund Operating Expenses"), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager.

         1.2. OPERATING EXPENSE LIMIT. The Operating Expense Limit in any fiscal year with respect to each class of each Fund shall be the amount specified in SCHEDULE A based on a percentage of the average daily net assets of such class of the Fund.
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         1.3.  METHOD OF  COMPUTATION.  To determine  the  Investment  Manager's obligation with respect to the Excess Amount, each day the Fund Operating Expenses for each class of a Fund shall be annualized. If the annualized Fund Operating Expenses for any day of a class of a Fund exceed the Operating Expense Limit of for that class of such Fund, the Investment Manager shall remit to the appropriate class of the Fund an amount that, together with the waived or reduced investment management fee, is sufficient to pay that day's Excess
Amount. The Trust may offset amounts owed to the Funds pursuant to this Agreement against the advisory fee payable to the Investment Manager.

         1.4. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment management fees waived or reduced and other payments remitted by the Investment Manager to each class of each Fund with respect to the previous fiscal year shall equal the Excess Amount.

2. RECOUPMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

         2.1. RECOUPMENT. If on any day during which the Management Agreement is in effect, the estimated annualized Fund Operating Expenses of a class of a Fund for that day are less than the Operating Expense Limit, the Investment Manager shall be entitled to recoup from such Fund the investment management fees waived or reduced and other payments remitted by the Investment Manager to such class of the Fund pursuant to Section 1 hereof (the "Recoupment Amount") during any of the previous thirty-six (36) months, to the extent that such class' annualized Operating Expenses plus the amount so recouped equals, for such day, the Operating Expense Limit provided in SCHEDULE A, provided that such amount paid to the Investment Manager will in no event exceed the total Recoupment Amount and will not include any amounts previously recouped.

         2.2. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of each class of each a Fund for the prior fiscal year (including any recoupment payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.

3. ALLOCATION BETWEEN INVESTMENT MANAGER AND PORTFOLIO MANAGER WITH RESPECT TO SUB-ADVISED FUNDS.

         3.1. ALLOCATION OF EXCESS AMOUNT. For so long as the fee payable to the Portfolio Manager under the Portfolio Management Agreement is equal to 50% of the advisory fee payable to the Investment Manager by a Sub-Advised Fund, the Portfolio Manager shall waive or reduce its portfolio management fee and/or promptly remit to the Investment Manager an amount that is sufficient to pay 50% of any Excess Amount paid to that Sub-Advised Fund by the Investment Manager pursuant to Section 1 of this Agreement. The Investment Manager may offset amounts owed to the Investment Manager pursuant to this Section 3.1 against the portfolio management fee paid to the Portfolio Manager.

         3.2. ALLOCATION OF RECOUPMENTS. The Investment Manager shall promptly remit to the Portfolio Manager 50% of any amount recouped by the Investment Manager from any Sub-Advised Fund pursuant to Section 2 of this Agreement.

         3.3. ACCOUNTING. The Trust and the Investment Manager will provide to the Portfolio Manager reasonable access to the books and records of each for purposes of confirming the amounts contributed and recouped under this Agreement.

4. TERM AND TERMINATION OF AGREEMENT.

         This Agreement shall have an initial term through June 30, 2001. Thereafter, this Agreement shall automatically renew for one-year terms unless the Investment Manager provides written notice of the termination of this Agreement to the Trust at least 30 days prior to the end of the then-current term; provided, however, that the Portfolio Manager may terminate this Agreement with respect to any Sub-Adviser Fund at least 30 days prior to the end of the then-current term. In addition, this Agreement shall terminate upon termination of the Investment Management Agreement, or it may be terminated by the Trust, without payment of any penalty, upon ninety (90) days' prior written notice to the Investment Manager at its principal place of business. The obligations of the Investment Manager and the Portfolio Manager pursuant to Section 3 of this Agreement shall terminate upon termination of the Portfolio Management Agreement.

5. MISCELLANEOUS.

         5.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         5.2. INTERPRETATION. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

         5.3. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

         5.4. AMENDMENTS. This Agreement may be amended only by a written agreement signed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                      PILGRIM MUTUAL FUNDS
                                      ON BEHALF OF
                                      EACH OF ITS SERIES


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      PILGRIM INVESTMENTS, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT L.P.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

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                                   SCHEDULE A
                            OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

                                              Maximum Operating Expense Limit
Name of Fund                             (as a percentage of average net assets)
------------                             ---------------------------------------
                                            CLASS A   CLASS B   CLASS C  CLASS Q
                                            -------   -------   -------  -------
Pilgrim SmallCap Growth Fund                 1.95%     2.60%     2.60%    1.50%
Pilgrim MidCap Growth Fund                   1.60%     2.25%     2.25%    1.25%
Pilgrim LargeCap Growth Fund                 1.60%     2.25%     2.25%    1.25%
Pilgrim Convertible Fund                     1.60%     2.25%     2.25%    1.25%
Pilgrim Balanced Fund                        1.60%     2.25%     2.25%    1.25%
Pilgrim Strategic Income Fund                0.95%     1.35%     1.35%    0.85%
Pilgrim Emerging Countries Fund              2.25%     2.90%     2.90%    1.90%
Pilgrim Worldwide Growth Fund                1.85%     2.50%     2.50%    1.60%
Pilgrim International SmallCap Growth Fund   1.95%     2.60%     2.60%    1.65%
Pilgrim International Core Growth Fund       1.95%     2.60%     2.60%    1.65%
Pilgrim High Yield Fund II                   1.10%     1.75%     1.75%    1.00%

                                   SCHEDULE B
                                SUB-ADVISED FUNDS


Pilgrim SmallCap Growth Fund
Pilgrim MidCap Growth Fund
Pilgrim LargeCap Growth Fund
Pilgrim Convertible Fund
Pilgrim Emerging Countries Fund
Pilgrim Worldwide Growth Fund
Pilgrim International SmallCap Growth Fund
Pilgrim International Core Growth Fund